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                                                                 Exhibit 10.9


                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT (the "Agreement") is made as of the 1st day of May, 1993, by and between Outdoor Systems, Inc., an Arizona corporation ("OSI"), Williams Manufacturing, Inc., an Arizona corporation ("WMI") and J&L Industries, an Arizona corporation ("J&L"). For purposes of this Agreement, the "OSI Companies" shall mean OSI together with its existing future direct and indirect subsidiaries (including, without limitation, OS Advertising Company of Texas, Inc., OS Advertising Company of Georgia, Inc., OS Advertising Company of Phoenix, Inc. and wholly owned subsidiaries thereof).

                                    RECITALS

         WHEREAS, WMI and J&L have from time to time provided to the OSI Companies the services of William S. Levine, an individual residing in Phoenix, Arizona and an owner and employee of WMI and J&L (the "Executive") to perform certain services on behalf of the OSI Companies in connection with certain business matters; and

         WHEREAS, OSI wishes to obtain the continued management services of the executive in connection with future activities and business of the OSI Companies; and

         WHEREAS, WMI and J&L agrees to enter into this Agreement to make the services of the Executive available to the OSI Companies upon the terms and conditions set forth below;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Services of Executive. WMI and J&L agree to provide to OSI or to the OSI Companies at OSI's request the services (as described below, the "Services") of the Executive to perform and discharge well and faithfully such duties as may be assigned to the Executive from time to time by the Board of Directors of OSI (including, without limitation, the duties of Chief Financial Officer). The Executive shall provide the Services to OSI or to the OSI Companies at OSI's request when and as needed and requested by the Board of Directors of OSI. The Services shall include, without limitation:

         a.       strategic financial planning;

         b. negotiating the terms of financing for OSI and supervising all matters relating to OSI's financing sources (including both debt and equity financing);

         c. negotiating and consummating acquisitions or similar transactions;


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         d.       consulting with other executive officers of OSI with respect to financial matters, personnel, insurance, operational, marketing and other matters;

         e. and such other matters necessary or appropriate in the judgment of the officers and directors of OSI to effectively operate the business of OSI.

The Executive shall devote at least a majority of his business time to providing the Services of OSI (it being anticipated that the total amount of time that the Executive will devote to providing the Services during a particular year will average approximately 20 hours per week). The Executive, J&L and WMI may, during the period of the Executive's service on behalf of OSI, be employed or involved in any other business activity, provided that such activities may not include providing services to an entity which competes with OSI.

         SECTION 3. Payment.

         a. Monthly Fees. For Services rendered by the Executive under this Agreement, OSI shall pay to WMI or J&L (as WMI and J&L shall direct from time to time) a monthly fee of Twenty Thousand Eight Hundred Thirty-Three Dollars ($20,833) during the period from the date hereof until the date this Agreement shall terminate (the "Monthly Payment"). The amount of the Monthly Payment shall increase or decrease on each anniversary date of the date of this Agreement by that percentage that equals the percent by which the consumer price index increased (or decreased, as the case may be) during the one-year period ending on such anniversary date. "Consumer price index" refers to the consumer price index for the Phoenix standard metropolitan statistical area as published by the United States Department of Labor, Bureau of Labor Statistics. The Monthly Payment shall be paid on the last day of each month, or if such day is not a Business Day, on the preceding Business Day. For purposes of this Agreement, a "Business Day" is any day on which banks in Phoenix, Arizona are required to be open for business.

         b. Reimbursement of Costs. OSI agrees to pay miscellaneous costs, charges or expenses incurred by WMI, J&L or the Executive in the ordinary course of the Executive's performance of his duties pursuant to Section 1 above. Such costs shall be reimbursed to WMI and J&L upon presentation of evidence of such expenditures in reasonable detail.

         c. Benefits. The Executive shall not have any claim against OSI for any employee benefits (including vacation pay, sick leave, retirement benefits, Social Security, workers' compensation, disability, health or unemployment insurance benefits) except as provided above or as OSI may, in its sole discretion, from time to time provide to the Executive. OSI shall not be required to withhold taxes for the Executive.

         SECTION 3. Terms of Agreement: Renewal. The term of this Agreement shall begin on the date first written above and shall continue for a period of one (1) year; provided, however, that following the expiration of the initial one year term, the term of


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this Agreement shall be extended for successive one (1) year terms thereafter, but may be terminated by either party at any time within sixty days prior written notice. In addition, this Agreement may be terminated at any time by OSI without prior notice in accordance with one of the following provisions:

         a. For Cause. This Agreement may be terminated by OSI at any time for Cause (as hereinafter defined). As used in this Agreement, "Cause" shall mean any of the following events:

                  i. the Executive's commission or conviction of, or plea of guilty or nolo contendere to, a felony (other than a felony resulting from a traffic violation), a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of the Executive;

                  ii. the Executive's material failure to perform properly the Executive's duties to OSI other than a failure resulting from the Executive's incapacity because of physical or mental illness;

                  iii. the Executive's commission of any act of misconduct that damages the business or reputation of OSI.


If this Agreement is terminated under the provisions of this Section 3a, all payments to WMI and J&L under this Agreement shall cease to accrue as of the effective date of such termination.

         b. Death. If the Executive dies, this Agreement shall be deemed to terminate as of the date of the Executive's death and all payments to WMI and J&L shall cease to accrue.

         c. Disability or Unavailability. If the Executive becomes disabled and is unable to perform his duties pursuant to this Agreement, this Agreement may be terminated immediately upon giving WMI and J&L notice to that effect and all payments shall cease to accrue; provided that in each case OSI shall pay to WMI on the termination date an amount equal to twelve times the then current Monthly Payment.

         d. Termination of Employment. If the Executive ceases to be employed by WMI and J&L or is unavailable or unwilling to perform his duties to OSI, this Agreement shall cease as of the date of such termination, unavailability or cessation of services and all payments to WMI and J&L shall case to accrue.

         SECTION 4. General Liability. With regard to the Services to be performed by WMI, J&L and the executive pursuant to the terms of this Agreement, none of WMI, J&L or any of their respective officers, directors, employees or agents (including without limitation the Executive) shall be liable to OSI or any of its subsidiaries or affiliates for any acts or omission in the performance of said services on the part of WMI or J&L or




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any of such directors, officers, employees or agents, except when said acts or omissions of, or attributable to, WMI or J&L result from the fraud, bad faith or gross negligence of WMI or J&L, or their respective directors, officers, employees and agents. OSI agrees to and shall indemnify, protect, defend and hold WMI and J&L (including their respective directors, officers, employees and agents) free and harmless against any obligations, costs, claims, demands, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to OSI hereunder or in any way connected with the rendering of such services, except when the same shall arise as a result of fraud, bad faith or negligence of WMI or J&L (including their respective directors, officers, employees and agents) as adjudged by a court of competent jurisdiction.

         SECTION 5.  Miscellaneous.

         a. Governing Law. This Agreement shall be governed by the laws of the State of Arizona.

         b. Entire Agreement. This document constitutes the entire agreement of the parties. Amendments and waivers may be made only with the written approval of both parties.

         c. Assignment. This Agreement shall not be assignable by either party, except by OSI to any successor in interest of OSI (including, without limitation, Outdoor Systems, Inc., a Delaware corporation into which OSI proposes to merge). This Agreement shall be binding on, and inure to the benefit of, OSI and its successors and assigns.

         d. Notice. Any notice required or permitted under this Agreement shall be sufficient if written and hand-delivered or sent by registered mail, return receipt requested as follows:

         If to WMI:                 Williams Manufacturing, Inc.
                                    2810 W. Camelback Road
                                    Phoenix, Arizona  85017
                                    Attention: William S. Levine

         If to J&L:                 J&L Industries, Inc.
                                    2810 W. Camelback Road
                                    Phoenix, Arizona  85017
                                    Attention: William S. Levine

         If to OSI:                 Outdoor Systems, Inc.
                                    2502 N. Black Canyon Highway
                                    Phoenix, Arizona  85009
                                    Attention: Arte Moreno



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         e. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of any of the remaining portions shall not be in any way affected or impaired thereby.

         f. Headings. The paragraph headings and captions of this Agreement are for reference only, are not part of this Agreement, and they shall not be construed as limiting or affecting any of the contents of this Agreement or its paragraphs.

         g. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

                                                       OUTDOOR SYSTEMS, INC.

                                                By: /s/ Arte Moreno
                                                    ------------------------
                                                      Arte Moreno, President

                                                WILLIAMS MANUFACTURING, INC.

                                                By: /s/ William S. Levine
                                                    ------------------------
                                                William S. Levine, President

                                                        J&L INDUSTRIES, INC.

                                                By: /s/ William S. Levine
                                                    ------------------------
                                                William S. Levine, President

         ACKNOWLEDGED AND AGREED TO:

          /s/ William S. Levine
     -----------------------------------
              William S. Levine




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                      AMENDMENT NO. 1 TO SERVICES AGREEMENT


         THIS AMENDMENT NO. 1 TO SERVICES AGREEMENT (this "Amendment No. 1") is entered into this 15th day of April, 1996 by and between Outdoor Systems, Inc., a Delaware corporation and successor by merger to Outdoor Systems, Inc., an Arizona corporation ("OSI"), Williams Manufacturing, Inc., an Arizona corporation ("WMI"), and J&L Industries, Inc., an Arizona corporation
("J&L");

         WHEREAS, the parties hereto wish to amend certain provisions of that certain Services Agreement (the "Agreement") dated as of May 1, 1993;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Amendment. Section 2(a) of the Agreement is hereby amended, effective July 1, 1995, to read in its entirety as follows:

                  a. Monthly Fees. For services rendered by the Executive under this Agreement, OSI shall pay to WMI or J&L (as WMI and J&L shall direct from time to time) a monthly fee of Thirty-seven thousand five hundred dollars ($37,500) during the period from July 1, 1995 until the date this Agreement shall terminate (the "Monthly Payment"). The Monthly Payment shall be paid on the last day of each month, or if such day is not a Business Day, on the preceding Business Day. For purposes of this Agreement, a "Business Day" is any day on which banks in Phoenix, Arizona are required to be open for business.

         2. Confirmation. All terms and provisions of the Agreement, as amended by Section 1, are hereby ratified and confirmed.

         3. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original , but all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date above written.




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                                                       OUTDOOR SYSTEMS, INC.

                                                By: /s/ Arte Moreno
                                                    ------------------------
                                                      Arte Moreno, President

                                                WILLIAMS MANUFACTURING, INC.

                                                By: /s/ William S. Levine
                                                    ------------------------
                                                William S. Levine, President

                                                        J&L INDUSTRIES, INC.

                                                By: /s/ William S. Levine
                                                    ------------------------
                                                William S. Levine, President

         ACKNOWLEDGED AND AGREED TO:

          /s/ William S. Levine
     -----------------------------------
              William S. Levine